UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 5, 2008

CME Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31553	36-4459170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 South Wacker Drive, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-930-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 5, 2008, the Board of Directors of CME Group Inc. (the "Company") approved amendments to the ByLaws of the Company (the "ByLaws"), as follows:

(1) Amended Article I, Sections 1.1 and 1.2 to clarify that the advance notice provisions set forth in Section 1.1(c) of the ByLaws are the exclusive means for a stockholder to make a director nomination or submit other business (other than matters properly brought under Rule 14a-8 of the federal proxy rules, which contain their own procedural requirements) before an annual or special meeting of shareholders and to update the information that must be included in the shareholder notice of nomination or other business as described in new Section 1.3.

(2) Amended Article II to conform to the requirements set forth in Article I for the nominations of Equity Director (as defined in the Company’s Certificate of Incorporation).

(3) Amended Article X, Section 10.2 to clarify that the slate of nominees for CME Director (as defined in the Bylaws) will be presented for approval to the CME Directors and the slate of nominees for CBOT Director (as defined in the Bylaws) will be presented for approval to the CBOT Directors.

The Board also approved certain technical and conforming amendments to the ByLaws.

The foregoing summary of the amendments to the ByLaws is qualified in its entirety by reference to the amended and restated ByLaws filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Sixth Amended and Restated Bylaws of CME Group Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.

November 7, 2008	By:	Kathleen M. Cronin

Name: Kathleen M. Cronin
Title: Managing Director, General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Sixth Amended and Restated Bylaws of CME Group Inc.